UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2022

Blackstone Private Credit Fund

(Exact name of Registrant as specified in its charter)

Delaware	814-01358	84-7071531
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue, 31st Floor New York, New York	10154
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code): (212) 503-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02.	Unregistered Sale of Equity Securities.

As of July 1, 2022, Blackstone Private Credit Fund (the “Fund”) sold unregistered Class I common shares of beneficial interest (with the final number of shares being determined on July 20, 2022) to feeder vehicles primarily created to hold the Fund’s Class I shares. The offer and sale of these Class I shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and/or Regulation S thereunder (the “Private Offering”). The following table details the shares sold:

Date of Unregistered Sale	Amount of Class I Common Shares	Consideration
As of July 1, 2022 (number of shares finalized on July 20, 2022)	14,949,633	$370,750,892

Item 7.01.	Regulation FD Disclosure.

July 2022 Distributions

On July 20, 2022, the Fund declared distributions for each class of its common shares of beneficial interest (the “Shares”) in the amount per share set forth below:

	Gross Distribution	Stockholder Servicing Fee	Net Distributions
Class I Common Shares	$0.1740	$0.0000	$0.1740
Class S Common Shares	$0.1740	$0.0176	$0.1564
Class D Common Shares	$0.1740	$0.0052	$0.1688

The distributions for each class of Shares are payable to shareholders of record as of the open of business on July 31, 2022 and will be paid on or about August 29, 2022.

In addition to the regular distributions discussed above, on July 20, 2022, the Fund announced that due to strong earnings generated by the Fund and the positive impact from rising interest rates, its previously declared special distribution of $0.05 per share plus the estimated undistributed net investment income in excess of $0.05 per share available as of the record date of August 21, 2022 (the “Record Date”) for the distribution will be set at $0.07 per share for each class of the Fund’s shares. The Fund’s Board of Trustees declared the special distribution, which will be available as of the Record Date and will be paid on or about September 1, 2022. A copy of the Fund’s press release announcing the foregoing special distribution is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

These distributions will be paid in cash or reinvested in shares of the Fund’s Shares for shareholders participating in the Fund’s distribution reinvestment plan.

Portfolio Commentary

Portfolio Update

(All data as of June 30, 2022, unless otherwise noted).

Despite volatility in the public markets through the first half of 2022, the Fund returned -0.81% YTD and 7.14% ITD (annualized) as of June 30, 2022 for Class S (without upfront placement fees). On July 20th, the Fund announced that its previously declared third special distribution of excess undistributed net investment income will be issued at $0.07 per share as of the record date of August 21, 2022 and will be paid on or about September 1, 2022. This special dividend is driven by the Fund’s strong earnings, the quality of its private portfolio and the positive impact from rising rates. The special distribution is in addition to regular monthly dividend of $0.16 per share or 7.4% annualized dividend yield in June for Class S.

The Adviser believes the Fund is well-positioned to navigate the current environment with its defensive and diversified portfolio.

Rising Rates: The Fund is positioned positively against rising rates with approximately 100% of its debt investments in floating rate loans, meaning as rates rise, investors benefit because the yield on the portfolio increases, as well. Since the beginning of 2022, 3-month SOFR has increased from 0.09% to 2.12% as of June 30, 2022, and currently it is expected to increase further. The positive impact thus far has been reflected through the Fund’s consistent dividend distributions and the announcement of the special dividend. The Adviser expects to continue to see a positive impact as the 3-month SOFR contracts of the Fund’s underlying portfolio companies reset over the coming months.

Recessionary Concerns: The Fund is primarily focused on privately originated senior secured loans to large, quality and performing companies in growth sectors that the Adviser believes are well-positioned to weather various cycles and may be less vulnerable to defaults than smaller issuers in a rising rate environment. The Fund’s portfolio is 96% senior secured with an average loan-to-value (LTV) of 43% and an average issuer EBITDA of $167 million1. The Adviser believes that the Fund’s focus on large issuers may prove to be more defensive as an industry report published by the law firm Proskauer Rose showed that during Q1 2022, the average default rate by smaller companies (i.e., those with less than $25 million EBITDA) rose to 1.9%, whereas larger issuers (i.e., those with greater than $50 million EBITDA) had a default rate of only 0.4%. During that quarter, the Fund had zero defaults. Additionally, the Fund’s portfolio companies are well-covered in terms of interest coverage ratios to service their debt and can withstand the expected increase in rates.

Scale Advantage: The Fund continues to leverage its scale which allows the Fund to enhance returns by seeking lower fund expenses, better leverage terms, distribution stability, and to lead or commit to larger deals that the Adviser believes may carry less risk. We believe private lenders’ ability to commit to large scale transactions is more valuable than ever as the uncertainty in the public markets leads to increased opportunities in the private markets.

Market Trends & Opportunities

Over the past six months, there have been considerable macroeconomic headwinds marked by higher inflation, rising interest rates, and recessionary concerns. The first half of 2022 was the worst start to a year for the high yield bond market and the second worst for the loan market in history, while the S&P 500 had its worst first half since 19622. YTD returns were negative across leveraged loans (-4.55%), high yield bonds (-14.19%), investment grade bonds (-14.39%), and equities (-19.97%)3. Amidst this macro market backdrop, the Fund’s return profile was primarily driven by spreads widening and the volatility in broadly syndicated loans, which make up a minority portion of the Fund’s overall portfolio and are not reflective of any issues with the broader, defensive portfolio. As volatility in the public markets is expected to continue through the second half of the year, the Adviser believes this

[1]

Both LTV and EBITDA were derived from the most recently available portfolio company financial statements as of June 30, 2022. These amounts have not been independently verified by BCRED, and may reflect a normalized or adjusted amount. Includes all private debt investments as of June 30, 2022 for which fair value is determined by the Board of Trustees in conjunction with a third-party valuation firm and excludes quoted assets. Amounts are weighted on fair market value of each respective investment. Average loan-to-value represents the net ratio of loan-to value for each portfolio company, weighted based on the fair value of total applicable private debt investments. Loan-to-value is calculated as the current total net debt through each respective loan tranche divided by the estimated enterprise value of the portfolio company. EBITDA is a non-GAAP financial measure. For a particular portfolio company, EBITDA is generally defined as net income before net interest expense, income tax expense, depreciation and amortization.

[2]

As of June 30, 2022. “Leveraged Loans” is represented by the S&P/LSTA Leveraged Loan Index. “High Yield Bonds” is represented by the Bloomberg Barclays High Yield Index. Equities is represented by the S&P 500 Index.

[3]

As of June 30, 2022. “Leveraged Loans” is represented by the S&P/LSTA Leveraged Loan Index. “High Yield Bonds” is represented by the Bloomberg Barclays High Yield Index. “Investment Grade Bonds” is represented by the Bloomberg Barclays US Investment Grade Corporate Bond Index. Equities is represented by the S&P 500 Index.

may create an attractive entry point for the Fund to be opportunistic in the liquid loan market. Historically, the next twelve-month return for leveraged loans after prices entered 92 is 10%4. The Fund continues to outperform the broader market YTD, which is attributable to the Fund’s high-quality portfolio and strong income generation. As more companies and sponsors turn to private debt financings during this period of uncertainty in the public markets, it may present compelling opportunities with attractive terms and pricing for the Fund, and the pipeline remains healthy and robust.

Recent Blackstone Credit Transaction Highlights5

Unified

In June 2022, Blackstone Credit served as a lead lender and provided $1.24 billion of a $1.36 billion first lien senior secured financing package, which consists of a $1.165 billion first lien term loan, $75 million delayed draw term loan and a $120 million revolver, to support the recapitalization of Unified Women’s Health (“Unified”), a portfolio company of Altas and Ares. Unified is the largest women’s health managed service organization in the country, supporting over 2,500 providers across 18 states, Washington D.C., and Toronto.

Zendesk

In June 2022, Blackstone Credit served as the lead lender of the financing package to support the take-private acquisition of Zendesk by Hellman & Friedman and Permira for approximately $10.2 billion. Blackstone Credit is also providing a small common equity co-investment. Zendesk is a leading provider of cloud-based digital customer support software focused on serving small-to-mid sized businesses globally.

Item 8.01.	Other Events.

Net Asset Value

The net asset value (“NAV”) per share of each class of the Fund as of June 30, 2022, as determined in accordance with the Fund’s valuation policy, is set forth below.

NAV as of June 30, 2022
Class I Common Shares	$24.80
Class S Common Shares	$24.80
Class D Common Shares	$24.80

As of June 30, 2022, the Fund’s aggregate NAV was $21.0 billion, the fair value of its investment portfolio was $46.2 billion, and it had $22.6 billion of debt outstanding (at principal). The average debt-to-equity leverage ratio during June 2022 was approximately 1.10 times. As of June 30, 2022, the Fund had $32.6 billion in committed debt capacity, with 90% in secured floating rate leverage and 10% in unsecured fixed rate leverage based on drawn amounts.6 The Fund’s leverage sources are in the form of a corporate revolver (5%), asset-based credit facilities (53%), unsecured bonds (29%), secured short term indebtedness (1%) and collateralized loan obligation (CLO) notes (12%) based on drawn amounts.

[4]	Source: JPMorgan. Based on JPM Leveraged Loan Index Performance Twelve Months After Reaching Various Price Levels Since 2011.
[5]

The information provided, including dollar amounts, represents the aggregated investment of all participating Blackstone Credit vehicles, including the Fund. The final dollar amount of the Fund’s portion of the investment will be determined and disclosed in the Fund’s future periodic reports.

[6]	Certain Notes are treated as floating rate due to interest rate swaps the Fund has entered into to swap fixed notes payments for floating rate payments.

Status of Offering

The Fund is currently publicly offering on a continuous basis up to $36.5 billion in Shares (the “Offering”). Additionally, the Fund has sold unregistered shares as part of the Private Offering. The following table lists the Shares issued and total consideration for both the Offering and the Private Offering as of the date of this filing. The Fund intends to continue selling Shares in the Offering and the Private Offering on a monthly basis.

	Common Shares Issued	Total Consideration
Offering:
Class I Common Shares	174,294,347	$4.5 billion
Class S Common Shares	249,367,842	$6.4 billion
Class D Common Shares	38,449,608	$1.0 billion
Private Offering:
Class I Common Shares	414,972,366	$10.7 billion
Class S Common Shares	—	—
Class D Common Shares	—	—
Total Offering and Private Offering *	877,084,162	$22.6 billion

*	Amounts may not sum due to rounding.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated July 20, 2022.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements about the Fund’s business, including, in particular, statements about the Fund’s plans, strategies and objectives. You can generally identify forward-looking statements by the Fund’s use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words. These statements include the Fund’s plans and objectives for future operations (including plans and objectives relating to future growth and availability of funds), expectations for current or future investments, and expectations for market and other macroeconomic trends, and are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to accurately predict and many of which are beyond the Fund’s control. Although the Fund believes the assumptions underlying the forward-looking statements, and the forward-looking statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate and the Fund’s actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by the Fund or any other person that the Fund’s objectives and plans, which the Fund considers to be reasonable, will be achieved.

You should carefully review the “Risk Factors” section of the Fund’s prospectus, its most recent annual report on Form 10-K and any updates in its quarterly reports on Form 10-Q for a discussion of the risks and uncertainties that the Fund believes are material to its business, operating results, prospects and financial condition. Except as otherwise required by federal securities laws, the Fund does not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE PRIVATE CREDIT FUND

Date: July 20, 2022	By:	/s/ Marisa J. Beeney
	Name:	Marisa J. Beeney
	Title:	Chief Compliance Officer, Chief Legal Officer and Secretary